1998 Stock Option Plan

                                       of

                        Tel-Instrument Electronics Corp.

                        Adopted by the Board of Directors

                               on June 3rd, 1998.

1.    Purpose.

      The purposes of this Stock Option Plan (the "Plan") are to: (1) closely associate the interest of the employees of Tel-Instrument Electronics Corp. (the "Company") and others with the shareholders by reinforcing the relationship between participant's rewards and shareholder gains; (2) provide employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to employees for continuous employment with the Company.

2.    Stock Subject to Plan

      The stock to be issued upon exercise of options granted under the Plan shall consist of authorized but unissued, or reacquired shares of the Common Stock, $.l0 per share par value, of the Company. The maximum number of shares for which options may be granted under the Plan is 250,000 shares, subject to adjustment as provided in Section 13.

      If any options granted under the Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options under the Plan.

3.    Administration and Nature of Options.

      (a) Board of Directors; Committee: The Plan shall be administered by the Board of Directors or, in the discretion of the Board, by a Committee (the "Committee"). Hereinafter, and in the option agreements, the term "Committee" shall mean the Board of Directors, if no other committee is appointed. The Committee, if any, shall be appointed by the Board of Directors and shall consist of not less then three directors. The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause. The Committee shall select its own Chairman and shall hold its meetings at such times and places as it may determine. The acts of a majority of the Committee at any meeting, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

      (b) Grant of Options: The Board of Directors, or the Committee, may grant under the plan, (i) non-statutory options to employees, officers, consultants or non-employee directors, or (ii) Incentive Stock Options ("ISOs") to employees, which are intended to qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended.

      Subject to the express provisions of the Plan, the Board of Directors or the Committee shall have full authority (A) to determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, whether to grant non-


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

statutory options or ISOs, the number of shares subject to each option, and the provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times, when and the extent to which, the options may be exercised, the conditions of exercise (including non-competition with the Company after termination of employment) and the effect of approved leaves of absence on continuity of service; (B) to prescribe, amend and rescind rules and regulations relating to the Plan; (C) to interpret the Plan and the respective option agreements; and (D) to make all other determinations necessary or advisable for administering the Plan. The Committee1 if appointed, shall report its actions to the Board of Directors and all determinations and interpretations by the Committee, if approved by the Board of Directors, shall be binding and conclusive upon all parties.

4.    Effective Date.

      The Plan is effective as of June 3, 1998, but if not approved by the shareholders on or before June 1, 1999, no further ISOs shall be granted. Prior to adoption by the shareholders, any ISO granted shall be expressly made contingent on such shareholder approval, and if not approved by the shareholders by June 1, 1999, all ISOs theretofore granted shall become null and void ab initio.


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

5.    Eligibility of Optionees.

      ISOs may be granted under the Plan only to salaried officers and employees who have the capability of making a substantial contribution to the success of the Company. Non-Statutory Options may be granted under the plan to employees, officers, consultants and non-employee Directors. In selecting individuals to receive options and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, past and potential contributions to the Company's profitability and sound growth and compensation levels in the industry for comparable jobs.

6.    Stock Option Agreements.

      The grant of an option shall be evidenced by a written Stock Option Agreement, executed by the Company and the optionee stating the number of shares subject to the option and substantially in the form of Exhibit A annexed.

7.    Option Price.

      The exercise price per share under each option granted shall be determined by the Board of Directors or the Committee. In no event, however, shall the exercise price per share under each option be less than 100% of the fair market value of a share of Common Stock on the Date of Grant; provided however, that any option granted hereunder to an employee owning 10% or more of the outstanding Common Stock of the Company, shall have an exercise


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

price per share of 110% of the fair market value of a share of Common Stock on the Date of Grant.

8.    Exercise of Options.

      (a) Each option granted under the Plan shall become exercisable at such time, or in installments at such times, as may be provided in the option agreement. To the extent that any installment of an option has become exercisable it may be exercised thereafter, until termination, in whole at any time or from time to time in part.

      (b) Each option granted under the Plan shall terminate no later than five years after the date on which it was granted, but the Board of Directors or the Committee in its discretion may prescribe a shorter period for any individual option or options.

      (c) An option shall be exercised by written notice of such exercise, in the form prescribed by the Board of Directors or the Committee, to the Secretary or Treasurer of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition


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

precedent that the person exercising the option give to the Company a written representation and undertaking satisfactory in form and substance to the Board of Directors or the Committee, and counsel, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof.

      (d) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

      (e) The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

      (f) The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year under all plans of the Company (and parent and subsidiary corporations) shall not exceed $100,000.

9.    Death of Optionee.

      (a) Upon the death of the optionee, any ISO exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such ISO by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within the remaining option term of the ISO.


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

      (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any ISOs exercisable on the date of such termination.

10.   Retirement. Disability or Involuntary Termination.

      Upon the termination of the optionee's employment, the optionee may exercise any ISO to the extent such ISO was exercisable at the date of such termination of employment, within (a) 12 months after the date of termination of employment due to permanent disability as defined by the Committee or (b) ninety days after the date of termination of employment due to retirement, or due to involuntary termination for reasons other than negligence, insubordination, breach of contract or moral turpitude.

11.   Termination for Other Reasons.

      Except as provided in Sections 9 and 10 or except as otherwise determined by the Committee, all Options shall terminate upon the termination date of the optionee's employment.

12.   Other Option Conditions.

      (a) Nothing in the Plan or in any option granted pursuant thereto shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

      (b) No holder of any option under the Plan shall, by virtue of holding such option, be entitled to any rights of a stockholder in the Company.


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

13.   Adjustments Upon Changes in Capitalization.

      The option agreements shall contain such provisions as the Board of Directors or the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding option, or the exercise prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, sales or exchanges of assets, combinations or exchange of shares, offering of subscription rights or any other type of change.

14.   Term of Plan.

      The Board of Directors may terminate this Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than 10 years from the date listed on page 1 hereof as the date of the Plan's adoption.

15.   Transferability.

      Options granted under this Plan shall provide that they will not be transferable other than by will or the laws of descent and cannot be exercised by anyone other than the option holder during his lifetime, except that in the case of disability, the holder's legal representative may exercise the option on the holders behalf, and after the Grantee's death, the option may be exercised in accordance with Section 9 above.


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

16.   Amendment and Revocation.

      The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees; and provided further that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which changes the aggregate number of shares of Common Stock which may be issued under the Plan, extend the term of the Plan or of options granted thereunder, reduce the option price below that now provided for in the Plan, or change the employees or class of employees eligible to receive options thereunder.

17.   Ratification of the Plan.

      This plan shall be submitted to the stockholders of the Company for approval at a meeting to be held within twelve months following its adoption by the Board.


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

                             INCENTIVE STOCK OPTION

Date of Grant:____________________

      THIS INCENTIVE STOCK OPTION, dated as of the date of grant first stated above (the "Date of Grant"), is granted and delivered by Tel-Instrument Electronics Corp., a New Jersey Corporation (the "Company") to_________________________ (the "Grantee"), who is an employee of the Company.

      WHEREAS, the Board of Directors (the "Board") adopted on June 3rd, 1998, with subsequent stockholder approval, [until the date of approval substitute:
"Subject to shareholder approval by June 1, 1999] the Company's 1998 Stock Option Plan (the "Plan");

      WHEREAS, the Plan provides for the granting of incentive stock options, by a committee to be appointed by the Board (the "Committee") to directors, officers and employees (excluding directors and officers who are not employees) to purchase shares of the Common Stock of the Company, par value $.l0 per share (the "Stock"), in accordance with the terms and provisions thereof; and

      WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the interest of the Company to grant the incentive stock options documented herein;

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Grant of Option.

      Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, pursuant to the Plan, as of the Date of Grant, an option to purchase up to ______________ shares of Stock at a price of $______________ per share, the fair market value on the date hereof. Such option is hereinafter referred to as the "Option" and the shares of Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option, (as such term is defined under section 422 of the Internal Revenue Code of 1986). [This option is expressly contingent on shareholder approval of the Plan, and, if such approval is not obtained by June 1, 1999, this option, and any shares issued upon its exercise, shall be null and void, ab initio].

2.    Installment Exercise.

      Subject to such further limitations as are provided herein, the Option shall become exercisable in four (4) installments, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

      (a) on and after the first anniversary of the Date of Grant, up to twenty percent (ignoring fractional shares) of the total number of Option Shares:


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

      (b) on and after the second anniversary of the Date of Grant, up to an additional twenty percent (ignoring fractional shares) of the total number of Option Shares;

      (c) on and after the third anniversary of the Date of Grant up to an additional twenty percent (ignoring fractional shares of the total number of Option Shares; and

      (d) on and after the fourth anniversary of the Date of Grant, the remaining Option Shares.

3.    Termination of Option.

      (a) This Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").

      (b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, unless such termination is by reason of retirement, disability, death or involuntary termination for any reason other than negligence, insubordination, breach of contract or moral turpitude.

      Upon termination of the Grantee's employment by reason of retirement, disability, death or involuntary termination for any reason other than negligence, insubordination, breach of contract or moral turpitude, this Option may be exercised during the


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

following periods, but only to the extent that the Option was outstanding and exercisable on the date of termination of the grantee's employment: (i) in the case of termination for disability (within the meaning of Section 22(e) (3) of the Code), this Option may be exercised within one year of. such termination;
(ii) in the case of termination for retirement, or of involuntary termination for any reason other than negligence, insubordination, breach of contract, or moral turpitude, this Option may be exercised within 90 days following the date of such termination, and (iii) in the case of death, this Option may be exercised at any time during its term, by the holder's estate or by any person who acquires the right to exercise the Option by bequest, inheritance or by reason of the death of the Optionee; provided, however, that in no event shall any such exercise period extend beyond the Option Term.

      (c) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company, (ii) breach any covenant not to compete, or employment contract, with the Company, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company), any unexercised portion of the Option shall immediately terminate and be void.


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

4.    Exercise of Options.

      (a) During the Grantee's lifetime, the Option shall be exercisable only by the Grantee, or his legal guardian or representative (herein "Grantee" shall include his legal guardian or representative). In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

      (b) The Grantee, may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

      (c) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired options or shares of stock at their fair market value on the exercise date.

      On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the


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

Option Shares then being purchased (out of theretofore unissued stock or reacquired stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option. or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.    Adjustment of and Changes of the Company.

      In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger,


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

consolidation, rights offering, or any other change in the corporate structure or shares of capital of the Company (a "Transaction"), the Committee shall make such adjustment in the number and kind of shares of Stock subject to the Option or in the option price so that the shares subject to the Option, and their purchase price shall maintain the same proportion to the Company's outstanding Common Stock after the Transaction as they bore to the Common Stock immediately prior to the Transaction.

6.    Fair Market Value.

      As used herein, the "fair market value" of a share of Stock shall be the average of the closing bid and asked prices per share of Stock, on the over-the-counter market, or the average of the high and low sale price of the Stock on such other recognized Stock Market on which the Stock may trade, on the Date of Grant, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported.

7.    No Rights of Stockholders.

      Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

8.    Non-Transferability of Option.

      During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal


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

representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except, as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

9.    Employment Not Affected.

      The granting of the Option or its exercise shall not be construed as granting to the Grantee any right with respect to the continuance of employment by the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer, and acknowledged by the Grantee.

10.   Amendment of Option.

      This Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state


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

securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

11.   Notice.

      Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 728 Garden Street, Carlstadt, New Jersey 07072 and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12.   Incorporation of Plan by Reference.

      The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.   Governing Law.

      The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of New Jersey, except to


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

the extent preempted by federal law, which shall to that extent govern.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute an attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

TEL-INSTRUMENT ELECTRONICS CORP.

By: __________________________________
          Secretary/President

ACCEPTED AND AGREED TO;

By: __________________________________
                Grantee


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